EXHIBIT 4.43

TENDER AGREEMENT

Between

EL PASO ELECTRIC COMPANY

and

CITIGROUP GLOBAL MARKETS INC.

$33,300,000

CITY OF FARMINGTON, NEW MEXICO

Pollution Control Revenue Refunding Bonds,

2002 Series A

(El Paso Electric Company, Four Corners Project)

Dated as of August 1, 2005

TENDER AGREEMENT

THIS TENDER AGREEMENT is dated as of August 1, 2005 (the “Agreement”), between EL PASO ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”), and CITIGROUP GLOBAL MARKETS INC. (the “Tender Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Ordinance (defined below).

W I T N E S S E T H :

WHEREAS, at the request of the Company, the City of Farmington (the “City”) adopted on July 9, 2002 the City’s Ordinance No. 2002-1134 (“Ordinance No. 94-1018”), as supplemented by Resolution No. 2002-1034 adopted July 23, 2002 (the “Resolution”, and together with Ordinance No. 2002-1046, as amended and supplemented, the “Ordinance”), Union Bank of California, N.A. has accepted its appointment as trustee under the Ordinance (the “Trustee”), and the Ordinance provides that owners of the $33,300,000 principal amount of the City’s Pollution Control Revenue Refunding Bonds, 2002 Series A (El Paso Electric Company Four Corners Project) due June 1, 2032 (the “Bonds”) may deliver their Bonds (or portions thereof) to the Tender Agent for purchase in accordance with the Ordinance;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into a Remarketing Agreement, dated as of the date hereof (the “Remarketing Agreement”), with Citigroup Global Markets Inc., as remarketing agent, which Remarketing Agreement is attached Appendix 1 hereto..

NOW, THEREFORE, in consideration of the premises the parties hereto do hereby covenant and agree as follows:

Section 1. The Tender Agent hereby accepts and assumes all the obligations, duties and rights of the tender agent under the Ordinance.

Section 2. Compensation paid by the Company to the Tender Agent for services rendered hereunder as Tender Agent shall be at such rate as the parties hereto may from time to time agree.

Section 3. The Tender Agent represents that it is a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $25,000,000 and authorized by law to perform all the duties imposed upon it hereunder and under the Ordinance.

Section 4. (a) The Tender Agent may at any time resign and be discharged of its duties and obligations hereunder and under the Ordinance by giving at least thirty (30) days’ notice to the City, the Company, the Trustee and the Remarketing Agent. Such resignation shall take effect on the day a successor Tender Agent shall have been appointed by the Company and shall have accepted such appointment.

(b) The Tender Agent may be removed at any time by an instrument signed by the Company, filed with the Tender Agent, the City, the Trustee and the Remarketing Agent.

(c) In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

Section 5. At any time the Tender Agent may consult counsel for the Company or its own counsel in respect of any matter arising in connection with the agency hereunder, and it shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with the opinion of such counsel.

Section 6. The Tender Agent shall be protected:

(a) in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons; and

(b) in recognizing Bonds which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the City.

The Tender Agent shall not be held to have notice of any change of authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

Section 7. The following sections of the Remarketing Agreement are hereby incorporated into this Agreement and all references to the “Agent” in those sections shall be deemed to refer to the Tender Agent:

(a) Section 3, Representations, Warranties, Covenants and Agreements of the Company; and

(b) Section 4, Conditions to Agent’s Obligations.

Section 8. The indemnification provisions, Section 7, of the Remarketing Agreement are hereby incorporated in full into this Agreement.

Section 9. The principal office of the Tender Agent is hereby designated to be:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Kevin Stowe

Section 10. This Agreement may be amended in any respect but only by written agreement of the parties hereto, subject to the limitations upon such amendments set forth in the Ordinance.

Section 11. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

Section 12. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the City or the Company, as the case may be, to the full extent permitted by law.

Section 13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14. The Company and Citigroup Global Markets Inc. hereby agree to the terms and conditions of the Remarketing Agreement attached hereto as Appendix 1.

IN WITNESS WHEREOF, the parties hereto have caused this Tender Agreement to be duly executed as of the date first above written.

EL PASO ELECTRIC COMPANY

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

Appendix 1 to the Tender Agreement

REMARKETING AGREEMENT

THIS REMARKETING AGREEMENT is dated as of August 1, 2005 (the “Agreement”), between EL PASO ELECTRIC COMPANY, a Texas corporation (the “Company”) and CITIGROUP GLOBAL MARKETS INC. (the “Agent”).

W I T N E S S E T H :

WHEREAS, the Agent, the Company and the City of Farmington, New Mexico (the “City”), have agreed for the Agent to act as exclusive remarketing agent on behalf of the Company in connection with the offering and sale from time to time in the secondary market of $33,300,000 principal amount of the City of Farmington, New Mexico, Pollution Control Revenue Refunding Bonds, 2002 Series A (El Paso Electric Company Four Corners Project) due June 1, 2032 (the “Bonds”) and to determine the interest rate necessary to remarket the Bonds in accordance with and pursuant to the City’s Ordinance No. 2002-1134 adopted by the City on July 9, 2002 (“Ordinance No. 2002-1134”), as supplemented by Resolution No. 2002-1046 adopted by the City on July 23, 2002 (the “Resolution”, and together with Ordinance No. 2002-1134, (the “Ordinance”) and Union Bank of California, N.A. has accepted its appointment as trustee under the Ordinance (the “Trustee”) (All capitalized terms used herein and not defined herein shall have the meanings specified in the Ordinance);

WHEREAS, concurrently with the execution and delivery of this Agreement the Bonds will be remarketed by the Agent pursuant to the 2005 Remarketing Supplement (as hereinafter defined);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into a Tender Agreement, dated as of the date hereof (the “Tender Agreement”), with Citigroup Global Markets Inc., as tender agent;

NOW, THEREFORE, in consideration of the premises the parties hereto do hereby covenant and agree as follows:

Section 15. Appointment of Agent; Responsibilities of Agent.

(a) Subject to the terms and conditions herein contained, the Company, effective as of the date hereof, hereby appoints the Agent, and the Agent hereby accepts such appointment, as exclusive remarketing agent in connection with the offering and sale of the Bonds from time to time in the secondary market.

(b) The Agent hereby represents that it is a member of the National Association of Securities Dealers, Inc., and has a combined capital stock, surplus and undivided profits of at least $15,000,000 and is authorized by law to perform the duties imposed upon it by the Ordinance.

(c) The Agent accepts and assumes all the obligations, duties and rights of the remarketing agent under the Ordinance.

(d) The Agent’s responsibilities hereunder will include (i) the soliciting of purchases of Bonds from investors able to purchase municipal obligations, (ii) effecting and processing such purchases, (iii) billing and receiving payment for Bonds purchased, (iv) causing the proceeds from the secondary sale of the Bonds to be transferred to the Tender Agent or the Trustee, as the case may be, (v) keeping such books and records as shall be consistent with prudent industry practice and making such books and records available for inspection by the Issuer, the Trustee, the Tender Agent and the Company at all reasonable times and (vi) performing such other related functions as may be requested by the Company and agreed to by the Agent.

(e) In connection with the performance of the foregoing responsibilities, the Agent further agrees to hold all moneys delivered to it hereunder for the purchase of Bonds as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys.

Section 16. Furnishing of Offering Materials. (a) The Company agrees to furnish the Agent with as many copies as the Agent may reasonably request of (i) the Remarketing Supplement, dated July 27, 2005, (including all appendices thereto) describing the Bonds (as amended and supplemented, the “2005 Remarketing Supplement”), (ii) each document or report relating to the Company which has been filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the 2005 Remarketing Supplement (an “SEC Report”), (iii) an annual remarketing supplement to the 2005 Remarketing Supplement if requested by the Agent or such other disclosure document that may be used in connection with the remarketing of the Bonds by the Agent, and (iv) such other information with respect to the Company and the Bonds as the Agent shall reasonably request from time to time.

(b) If, at any time during the term of this Agreement, any event known to the Company relating to or affecting the Company, the Ordinance, the Amended and Restated Installment Sale Agreement dated as of August 1, 2002, between the Issuer and the Company (the “Loan Agreement”), the Tender Agreement or the Bonds shall occur which might affect the correctness or completeness of any statement of a material fact contained in the 2005 Remarketing Supplement, any supplement thereto or any SEC Report, the Company will promptly notify the Agent in writing of the circumstances and details of such event.

Section 17. Representations, Warranties, Covenants and Agreements of the Company. The Company represents, warrants, covenants, and agrees with the Agent as follows:

(a) The Company has been duly incorporated and is in good standing under the laws of the State of Texas, has corporate power and authority to own its properties and to conduct its business and possesses all material licenses and approvals necessary for the conduct of its business and the Company is duly qualified to do business and is in good standing as a foreign corporation in the States of New Mexico and Arizona;

(b) The Company has full power and authority to take all actions required or permitted to be taken by it by or under, and to perform and observe the covenants and agreements on its part contained in, this Agreement, the Tender Agreement, the Loan Agreement, the Continuing Disclosure Agreement with respect to the Bonds dated as of August 1, 2005 (the “Continuing Disclosure Agreement”) and any other instrument or agreement relating thereto to which it is a party;

(c) The Company has, on or before the date hereof, duly taken all action necessary to be taken by it prior to such date for: (i) the execution, delivery and performance of this Agreement, the Tender Agreement, the Loan Agreement, the Continuing Disclosure Agreement and any other instrument or agreement to which it is a party and which has been or will be executed in connection with the transactions contemplated by the foregoing documents, and (ii) the carrying out, giving effect to, consummation and performance of the transactions and obligations contemplated hereby and by the 2005 Remarketing Supplement; provided, that no representation is made with respect to compliance with the securities or “Blue Sky” laws of the various states of the United States;

(d) This Agreement, the Loan Agreement, the Tender Agreement, the Continuing Disclosure Agreement and any other instrument or agreement to which the Company is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, when duly and validly executed and delivered by the parties hereto and thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors’ rights or contractual obligations generally;

(e) The execution and delivery of this Agreement, the Loan Agreement, the Tender Agreement, the Continuing Disclosure Agreement and any other instrument or agreement to which the Company is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, the compliance with the terms, conditions or provisions hereof and thereof, and the consummation of the transactions herein and therein contemplated did not upon the date of execution and delivery thereof and will not violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company pursuant to the terms of its Articles of Incorporation or By-laws, or any mortgage, Ordinance, agreement or instrument to which the Company is a party or by which it or any of its properties is bound;

(f) All authorizations, consents and approvals of, notices to, registrations or filings with, or actions in respect of any governmental body, agency or other instrumentality or court required in connection with the execution, delivery and performance by the Company of this Agreement, the Tender Agreement, the Continuing Disclosure Agreement, the Loan Agreement and any other agreement or instrument to which the Company is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents have been obtained, given or taken and are in full force and effect, provided that no representation is made with respect to compliance with the securities or “Blue Sky” laws of the various states of the United States;

(g) Except as described in the 2005 Remarketing Supplement or any SEC Report, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company or the transactions contemplated by this Agreement or by the 2005 Remarketing Supplement or which would materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Loan Agreement, the Tender Agreement, the Continuing Disclosure Agreement or any other agreement or instrument to which the Company is a party and which is used or contemplated for use in consummation of the transactions contemplated by this Agreement or the 2005 Remarketing Supplement.

(h) The Company is not in violation of any provision of its Articles of Incorporation or By-laws;

(i) The Company will not take or omit to take any action which action or omission would in any way cause the interest on the Bonds to be subject to Federal income tax under the Code;

(j) The Company will cooperate with the Agent in the qualification of the Bonds for offering and sale and the determination of the eligibility of the Bonds for investment under the laws of such jurisdictions as the Agent shall designate and will use its best efforts to continue any such qualification in effect so long as required for the distribution of the Bonds by the Agent, provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. It is understood that the Company shall not be responsible for compliance with or the consequences of failure to comply with applicable state securities or “Blue Sky” laws;

(k) The information contained in the 2005 Remarketing Supplement and each SEC Report as of the date on which the 2005 Remarketing Supplement or SEC Report was or will be furnished to the Agent, did not and will not contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made in this subsection (k), however, with respect to any information furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the 2005 Remarketing Supplement;

(l) The documents incorporated by reference in the 2005 Remarketing Supplement have been prepared by the Company in conformity with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been timely filed as required thereby; and

(m) Any certificate signed by any authorized officer or officers of the Company and delivered to the Agent shall be deemed a representation by the Company to the Agent as to the statements made therein.

Section 18. Conditions to Agent’s Obligations. The obligations of the Agent under this Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Company of its obligations and agreements to be performed hereunder and to the accuracy of and compliance with the representations, warranties, covenants and agreements of the Company contained herein, in each case on and as of the date of delivery of this Agreement and on and as of each date on which Bonds are to be offered and sold pursuant to this Agreement. The obligations of the Agent hereunder with respect to each date on which Bonds are to be offered and sold pursuant to this Agreement are also subject, in the discretion of the Agent, to the following further conditions:

(a) The Ordinance, the Loan Agreement, the Tender Agreement and the Continuing Disclosure Agreement shall be in full force and effect and shall not have been amended, modified or supplemented in any way which would materially and adversely affect the Bonds, except as may have been agreed to in writing by the Agent, and there shall be in full force and effect such additional resolutions, agreements, certificates (including such certificates as may be required by regulations of the Internal Revenue Service in order to establish the tax-exempt character of interest on the Bonds) and opinions as shall be necessary to effect a secondary remarketing of the Bonds in the manner contemplated by this Agreement, which resolutions, agreements, certificates and opinions, at the request of the Agent, shall be satisfactory in form and substance to Pillsbury Winthrop Shaw Pittman LLP., bond counsel to the Issuer, or Pillsbury Winthrop Shaw Pittman LLP, counsel to the Agent; and

(b) There shall have been no material adverse change in the properties, business, condition (financial or other) or results of operations of the Company since the date of the 2005 Remarketing Supplement or any supplement thereto relating to the Bonds being offered on such date, and no Event of Default under Section 10.01 (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) of the Ordinance, shall have occurred and be continuing and no event shall have occurred and be continuing which, with the passage of time or giving of notice or both, would constitute such an Event of Default and the Agent shall receive such certificates, accountants’ letters and opinions of counsel as it shall reasonably request in connection with the remarketing of the Bonds.

Section 19. Term and Termination of Remarketing Agreement. This Agreement shall become effective upon execution by the Agent and the Company and shall continue in full force and effect until all of the Bonds have either matured or have been retired, subject to the right of the Agent to resign and the right of the Company to remove the Agent, as provided in Section 14.02(a) of the Ordinance.

In the event of the resignation or removal of the Agent, the Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

Section 20. Payment of Fees and Expenses. In consideration of the services to be performed by the Agent under this Agreement, the Company agrees to pay to the Agent such fees as the Company and the Agent agree to in writing from time to time.

Section 21. Indemnification. (a) The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., as the Agent hereunder and as the Tender Agent under the Tender Agreement (“Citigroup”) and each of its officers, directors and employees and each person who controls Citigroup within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”) (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against any losses, claims, damages or liabilities to which any Indemnified Person may become subject under any statute or at law or in equity or otherwise, and shall reimburse any such Indemnified Person for any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action, but only to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) an allegation or determination that the Bonds, the obligations of the Company under the Loan Agreement, this Agreement or the Tender Agreement should have been registered under the Act or the Ordinance should have been qualified under the Trust Indenture Act of 1939, as amended, (ii) an allegation or determination of negligence or wrongdoing in connection with Citigroup’s performance of its duties under this Agreement, the Tender Agreement or the Ordinance, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any document referred to in Section 2 hereof (a “Disclosure Statement”) or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, provided, however, the indemnity of the Company provided by this Section 7 shall not extend to or cover, and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Citigroup specifically for inclusion therein. The Company shall not be liable under clause (ii) of the preceding sentence for Citigroup’s gross negligence or willful misconduct.

(b) An Indemnified Person shall, promptly after the receipt of notice of the commencement of any action against such Indemnified Person in respect of which indemnification may be sought against Citigroup or the Company, as the case may be (in either case the “Indemnifying Person”), notify the Indemnifying Person in writing of the commencement thereof. In case any such action shall be brought against any Indemnified Person, and such Indemnified Person shall notify the Indemnifying Person, the Indemnifying Person may, or if so requested by such Indemnified Person shall, participate in or assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, such Indemnified Person shall reasonably cooperate in the defense thereof, including without limitation, the settlement of outstanding claims, and the Indemnifying Person shall not be liable to such Indemnified Person under this Section 7 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of any investigation; provided, however, that if the named parties to any such action (including any impleaded parties) include both an Indemnified Person and the Company, and the Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to and conflict with those available to the Company, the Indemnified Person shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Indemnified Person; provided further, however, that (i) the Indemnifying Person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any one time for an Indemnified Person and its officers, directors and employees and all other persons so controlling such Indemnified Person and (ii) the Indemnifying Person shall not be liable for any settlement of any such claim or action effected without its written consent. Any obligation under this Section of an Indemnifying Person to reimburse an Indemnified Person for expenses include the obligation to make advances to the Indemnified Person to cover such expenses in reasonable amounts and at reasonable periodic intervals not more often than monthly as requested by the Indemnified Person.

(c) Citigroup agrees to indemnify and hold harmless the Company, its directors and officers to the same extent as the indemnity from the Company to the Indemnified Persons described in subsection (a) of this Section but only with respect to any untrue statement or alleged untrue statement, omission or alleged omission which has been included in the 2005 Remarketing Supplement and any supplement thereto, or omitted therefrom, in reliance upon and in conformity with information furnished in writing to the Company by Citigroup expressly for use therein. The Company and Citigroup agree that any statement set forth in the 2005 Remarketing Supplement and any supplement thereto furnished in writing by Citigroup for inclusion therein shall be contained in a section entitled “Underwriting” and that Citigroup’s indemnification pursuant to this paragraph (c) shall be limited to such section. In case any action shall be brought against the Company in respect of which indemnity may be sought against Citigroup, Citigroup shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to the Indemnified Persons, by subsections (a) and (b) of this Section. The indemnity agreement in this subsection (c) shall be in addition to any liability which Citigroup may otherwise have to the Company and shall extend upon the same terms and conditions to each person, if any, who controls the Company within the meaning of the Act.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and Citigroup shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and Citigroup may be subject in such proportion as is appropriate to reflect the relative benefits received by the

Company on the one hand and Citigroup on the other from the remarketing of the Bonds. The relative benefits received by the Company on the one hand and Citigroup on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Bonds remarketed pursuant to this Agreement bear to the total remarketing fees received by Citigroup; provided, however, that (i) in no case shall Citigroup be responsible for any amount in excess of such fee applicable to the Bonds remarketed by Citigroup and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls Citigroup within the meaning of Section 15 of the Act shall have the same rights as Citigroup. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d) unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the party or parties from whom contribution may be sought.

(e) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Citigroup or the Company, or the delivery of and any payment for any Bonds hereunder, and shall survive the termination or cancellation of this Agreement.

Section 22. Miscellaneous. (a) Except as otherwise specifically provided in this Agreement, all notices, demands and formal actions under this Agreement shall be in writing and mailed, telegraphed or delivered to:

The Agent:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Kevin Stowe

The Company:

El Paso Electric Company

100 North Stanton

El Paso, Texas 79901

Attention: Secretary

The Tender Agent:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Kevin Stowe

The Issuer:

City of Farmington

City Hall

800 Municipal Drive

Farmington, New Mexico 87401

Attention: City Treasurer

Attention: President

The Trustee:

Union Bank of California, N.A.

120 S. San Pedro Street, 4th Floor

Los Angeles, CA 90012

Attention: Corporate Trust Department

The Agent, the Company, the Trustee, the Tender Agent, the Issuer and the Bank may, by notice given under this Agreement, designate other addresses to which subsequent notices, requests, reports or other communications shall be directed.

(b) This Agreement will inure to the benefit of and be binding upon the Company and the Agent and their respective successors and assigns, and will not confer any rights upon any other person, partnership, association or corporation other than persons, if any, controlling the Company and the Agent to the extent provided in Section 7 hereof. The terms “successors” and “assigns” shall not include any purchaser of any of the Bonds merely because of such purchase.

(c) All of the representations, warranties and covenants of the Company and the Agent in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent or the Company, (ii) delivery of and any payment for any Bonds hereunder or (iii) termination or cancellation of this Agreement.

(d) Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

(e) If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule of public policy, or any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

(f) This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

(g) The principal office of the Agent is hereby designated to be that office set forth in subsection (a) above.

(h) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i) The Agent will not be liable to the Company on account of the failure of any person to whom the Agent has sold a Bond to pay for such Bond or to deliver any document in respect of the sale.

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